UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2009

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry Into a Material Definitive Agreement

On September 4, 2009, SCR-Tech, LLC (“SCR-Tech”), a subsidiary of CoaLogix Inc., which is a subsidiary of Acorn Energy, Inc., entered into a Lease Agreement (the “Lease”) as tenant with Fat Boy Trading Company (the “Landlord”) to lease approximately 7.27 acres of land located at 11707 Steele Creek Road, Charlotte, North Carolina together with a building located thereon containing approximately 143,500 square feet of office and warehouse space.

The initial term of the Lease is for seven years, and SCR-Tech may elect to extend the Lease for up to two extension terms of five years each. SCR-Tech is initially leasing 98,460 square feet through August 31, 2010, and will lease the balance of the 45,040 square feet on September 1, 2010, unless SCR-Tech elects to lease the balance of such square feet earlier, which SCR-Tech has a right to do.

SCR-Tech will have free rent for the first nine months of lease of the 98,460 square feet of space, and will have free rent for the first six months of the lease of the 45,040 square feet of space. When rent payments commence, SCR-Tech will be obligated to pay rental on the basis of $2.70 per square foot annually of leased space with such rental rate increasing at 3% per year. SCR-Tech will have an initial monthly lease payment obligation of $19,938.15 due on June 1, 2010, and once the periods of free rent have passed, SCR-Tech’s monthly rent obligation will increase to $33,256.13 commencing March 1, 2011; however, SCR-Tech’s lease payment obligation will increase sooner if it elects to lease the 45,040 square feet prior to September 1, 2010. The rental rate for the extension terms shall be the prevailing base rental rate per square foot of rentable area available in the Charlotte, North Carolina market for comparable properties with a cap of 110% of the rental rate at the expiration of the preceding expiring term.

The Lease is a triple net lease with SCR-Tech being responsible for payment of insurance, real property and other applicable taxes, utilities and maintenance together with repair and replacement of certain parts of the leased premises. SCR-Tech has agreed to indemnify the Landlord for any loss sustained by the Landlord on account of SCR-Tech’s negligence or misconduct involving the leased premises.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits.

99.1           Press release of CoaLogix Inc. dated September 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of September, 2009.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of CoaLogix Inc. dated September 8, 2009